                                                                   EXHIBIT 10.15

                            KMS HOLDING CORPORATION


                          SECOND AMENDED AND RESTATED


                            STOCKHOLDERS AGREEMENT



                                 By and Among


                           KMS Holding Corporation,


                         FS Equity Partners III, L.P.,


                    FS Equity Partners International, L.P.,


                           The Koll Holding Company,


                               The Koll Company


                                      and


                             AP KMS Partners, L.P.



                                March 29, 1996

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SECTION 1. CERTAIN DEFINITIONS...........................................    2

     1.1   "Additional Securities".......................................    2
     1.2   "Affiliate"...................................................    2
     1.3   "Apollo Offered Asset"........................................    3
     1.4   "Apollo Stock Purchase Agreement".............................    3
     1.5   "Board".......................................................    3
     1.6   "Company Common Stock"........................................    3
     1.7   "Escrow and Security Agreement"...............................    3
     1.8   "Exchange Act"................................................    3
     1.9   "FS Offered Asset"............................................    3
     1.10  "FS Pro Rata Share"...........................................    3
     1.11  "Initial Shares"..............................................    3
     1.12  "KHC Offered Asset"...........................................    4
     1.13  "Person"......................................................    4
     1.14  "Proceeding"..................................................    4
     1.15  "Pledge Agreement"............................................    4
     1.16  "Public Market Sale"..........................................    4
     1.17  "Public Offering".............................................    4
     1.18  "Related Person"..............................................    4
     1.19  "Securities"..................................................    5
     1.20  "Securities Act"..............................................    5
     1.21  "SEC".........................................................    5
     1.22  "Specified Affiliates"........................................    5
     1.23  "Stockholders"................................................    5
     1.24  "Subsidiary"..................................................    5
     1.25  "Voting Securities"...........................................    5

SECTION 2. FIRST REFUSAL RIGHTS TO PURCHASE ADDITIONAL
           SECURITIES...................................................     5

     2.1   First Refusal Rights..........................................    5
     2.2   Pro Rata Share................................................    5
     2.3   Company Notice................................................    5
     2.4   Response Notice...............................................    6
     2.5   Consummation..................................................    6
     2.6   Termination...................................................    6

SECTION 3. TAG ALONG RIGHTS..............................................    6

     3.1   Rights........................................................    6
     3.2   TAR Offer.....................................................    7

                                                                          Page
                                                                          ----
     3.3   Acceptance Notice.............................................    7
     3.4   Consummation..................................................    8
     3.5   Expenses......................................................    8
     3.6   Nonassignability..............................................    9
     3.7   Termination...................................................    9

SECTION 4. FS AND APOLLO RIGHTS OF FIRST OFFER; FS DRAG-ALONG
           RIGHTS; ASSET SALE............................................    9

     4.1   FS Drag-Along Rights; Obligation to Facilitate Sale by FS.....    9
     4.2   FS Rights of First Offer......................................   10
     4.3   Apollo Rights of First Offer..................................   12
     4.4   Asset Sale....................................................   14

SECTION 5. FS AND APOLLO RIGHTS OF FIRST OFFER...........................   15

     5.1   KHC Offer.....................................................   15
     5.2   Acceptance....................................................   16
     5.3   Rejection.....................................................   17
     5.4   Below KHC Target Price Offer..................................   17
     5.5   Termination...................................................   18

SECTION 6. COMPANY BOARD OF DIRECTORS....................................   18

     6.1   The Board.....................................................   18
     6.2   Initial Public Offering.......................................   20
     6.3   Assignability; Termination....................................   20

SECTION 7. APPROVAL RIGHTS...............................................   20

     7.1   Approval Rights...............................................   20
     7.2   Termination...................................................   22
     7.3   Non-Assignability.............................................   23
     7.4   Specified Board Approvals.....................................   23
     7.5   Certificate of Incorporation..................................   23

SECTION 8. RESTRICTIONS ON SALE OF SECURITIES; REGISTRATION IN
           INITIAL PUBLIC OFFERING.......................................   24

     8.1   Restrictions on Transfer Generally............................   24
     8.2   Restrictions on Sale of Initial Shares........................   25
     8.3   Apollo Transfer...............................................   25

                                                                               Page
                                                                               ----
     8.4   Safeco Pledge Agreement............................................   25
     8.5   Restrictions on Transfer of KHC Capital Stock......................   26
     8.6   Restrictions on Transfer of TKC Capital Stock......................   26
     8.7   Registration in Initial Public Offering; Registration Rights.......   26
     8.8   FS Right of First Refusal upon Foreclosure under Pledge Agreement..   27
     8.9   Option to Purchase Additional Common Stock.........................   28

SECTION 9. MISCELLANEOUS......................................................   28

     9.1   Stockholders' Commitment...........................................   28
     9.2   Injunctive Relief..................................................   29
     9.3   Severability.......................................................   29
     9.4   Governing Law......................................................   29
     9.5   Entire Agreement...................................................   29
     9.6   Amendments and Waivers.............................................   29
     9.7   Successors and Assigns.............................................   29
     9.8   Further Assurances.................................................   29
     9.9   Copy of Agreement..................................................   30
     9.10  Headings...........................................................   30
     9.11  Counterparts.......................................................   30
     9.12  Assignment.........................................................   30
     9.13  Notices............................................................   30
     9.14  Legends on Certificates............................................   31
     9.15  Disputes; Resolution...............................................   32
     9.16  Effectiveness......................................................   32

                          SECOND AMENDED AND RESTATED
                            STOCKHOLDERS AGREEMENT



     THIS SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of March 29, 1996 by and among the following parties: KMS Holding Corporation, a Delaware corporation (the "Company"); FS Equity Partners III, L.P., a Delaware limited partnership, and FS Equity Partners International, L.P., a Delaware limited partnership (collectively, "FS"); The Koll Holding Company, a California corporation ("KHC"), which is a wholly-owned subsidiary of The Koll Company, a California corporation ("TKC"); TKC; and AP KMS Partners, L.P., a Delaware limited partnership ("Apollo").


                               R E C I T A L S:
                               - - - - - - - -


     A. In connection with the Company's acquisition of Koll Management Services, Inc., a Delaware corporation ("KMS"), the Company, FS, KHC and TKC entered into that certain Stockholders Agreement, dated as of November 23, 1994 (the "Original Agreement").

     B. On October 18, 1995, Apollo acquired 635,202 shares (subject to adjustment) of Company common stock from KHC pursuant to a Stock Purchase Agreement dated as of that date by and among KHC, TKC and Apollo (the "Apollo Stock Purchase Agreement") and the Original Agreement was amended and restated in connection with such acquisition of shares by Apollo (the "Amended Agreement").

     C. Concurrently herewith and on April 1, 1996, FS and Apollo are acquiring a total of 751,790 and 189,323 shares of Company common stock, respectively, from KHC pursuant to a Stock Purchase Agreement (the "FS Stock Purchase Agreement") dated as of the date hereof by and among KHC, TKC and FS and a Stock Purchase Agreement (the "Second Apollo Stock Purchase Agreement") dated as of April 1, 1996 by and among KHC, TKC and Apollo (collectively, the "Stock Purchase Agreements").

     D. The parties hereto desire to amend and restate the Amended Agreement to reflect FS's and Apollo's purchase of Company common stock from KHC, with such amendment to become effective upon the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with respect to the purchase of a total 751,790 shares by FS (which shall take place at the Second Closing as defined in the FS Stock Purchase Agreement and such shares shall be deposited under a Trust Agreement dated March 29, 1996 by and among KHC, TKC, the Company and the Agents pending termination or expiration of such waiting period).

                              A G R E E M E N T:
                              - - - - - - - - -

     NOW, THEREFORE, taking into account the foregoing recitals and in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:


SECTION 1. CERTAIN DEFINITIONS.

     For purposes of this Agreement, securities of an issuer that are held by such issuer (i.e., treasury shares) or a Subsidiary (as defined below) of such issuer shall not be deemed to be "outstanding." As used in this Agreement, the following capitalized terms shall have the meanings indicated:

     1.1  "Additional Securities":  Shall mean all Securities; provided,
           ---------------------
however, that the term "Additional Securities" shall not include the following:

          (a) The Initial Shares;

          (b) Any Securities that are issued on a proportional basis to all of the holders of Company Common Stock;

          (c) Any Securities that are issued or issuable or reissued or reissuable to any employee, consultant or independent member of the Board of the Company or any Subsidiary of the Company pursuant to any employee benefit plan, arrangement or agreement approved by the Board;

          (d) Any Securities that are issued or issuable in connection with any Public Offering undertaken by the Company;

          (e) Any Securities that are issued or issuable in connection with the acquisition by the Company of any business, business assets or securities from any Person;

          (f) Any Securities issued to any financing source for the Company or any Subsidiary of the Company (or any assignee of the rights to acquire such Securities held by any such financing source) other than FS, KHC or any of their respective Specified Affiliates; or

          (g) Any Securities that are issued or issuable upon the exercise of rights, options or warrants to purchase Securities or upon the conversion or exchange of Securities convertible into or exchangeable for Securities where a Stockholder received (or was not required to receive) a Company Notice pursuant to Section 2.3 of this Agreement.

     1.2  "Affiliate":  Shall mean an affiliate as such term is defined in Rule
           ---------
12b-2 of the General Rules and Regulations promulgated by the SEC under the Exchange Act.

     1.3  "Apollo Offered Asset":  Shall mean any Securities of the Company
           --------------------
owned by Apollo. Any other debt or equity security of the Company or KMS owned by Apollo may be designated as part of an Apollo Offered Asset in an Apollo Notice (as defined in Section 4.8 below).

     1.4  "Apollo Stock Purchase Agreement":  Shall have the meaning set forth
           -------------------------------
in the RECITALS to this Agreement.

     1.5  "Board":  Shall mean the Board of Directors of the Company.
           -----

     1.6  "Company Common Stock":  Shall mean the Company's common stock, $.01
           --------------------
par value per share.

     1.7  "Escrow and Security Agreement":  Shall mean that certain Escrow and
           -----------------------------
Security Agreement, dated November __, 1995, among KHC, Apollo and Chemical
Bank.

     1.8  "Exchange Act":  Shall mean the Securities Exchange Act of 1934, as
           ------------
amended, together with the rules and regulations promulgated thereunder.

     1.9  "FS Offered Asset":  Shall mean any Securities of the Company owned
           ----------------
by FS. Any other debt or equity security of the Company or KMS owned by FS may be designated as part of an FS Offered Asset in an FS Notice (as defined in Section 4.3 below.) Subject to Section 4.4, all or substantially all of the assets of the Company or KMS may also be an FS Offered Asset.

     1.10 "FS Pro Rata Share":  Shall mean a fraction (i) the numerator of
           ------------------
which is the total number of Voting Securities then held by either FS or Apollo, as applicable, and (ii) the denominator of which is the total number of Voting Securities then held by FS and Apollo.


     1.11 "Initial Shares":  Shall mean the 5,044,704 shares of Company Common
           --------------
Stock issued and outstanding on the effective date hereof and held of record by the Stockholders as follows (appropriately adjusted in the future to reflect any subsequent stock dividends, stock splits, reverse stock splits or any similar transactions):

                                                                NUMBER
                                                              OF INITIAL
                       STOCKHOLDER                              SHARES
          --------------------------------------              -----------
          FS Equity Partners III, L.P.                         3,157,272
          FS Equity Partners International, L.P.                 116,870
                                                               ---------
                FS Total                                       3,274,142
          The Koll Holding Company                               946,037
          AP KMS Partners, L.P.                                  824,525
                                                               ---------
                Total Initial Shares                           5,044,704
                                                               =========

     1.12  "KHC Offered Asset":  Shall mean any Securities owned by KHC.  Any
            -----------------
other debt or equity security of the Company or KMS owned by KHC may be designated as part of a KHC Offered Asset in a KHC Notice (as defined in Section
5.1 below). Company Common Stock subject to options granted by KHC which are outstanding on the date hereof and listed on Schedule A hereto (the "Outstanding Options") and held by the optionees (the "Optionees") listed on Schedule A will not be considered to be a KHC Offered Asset when purchased upon the exercise of such options provided that the Optionee executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as KHC. Company Common Stock that has been or will be required to be delivered to Apollo pursuant to the terms of the Apollo Stock Purchase Agreement or Escrow and Security Agreement or has been pledged to Apollo pursuant to the terms of the Pledge Agreement will not be considered a KHC Offered Asset when and if acquired by Apollo in accordance with the terms of either such agreement or the enforcement of Apollo's rights under either such agreement.

     1.13  "Person":  Shall mean any individual, corporation, partnership, joint
            ------
venture, association, joint-stock company, trust, unincorporated organization or other entity.

     1.14  "Proceeding":  Shall mean any (a) insolvency, bankruptcy,
            ----------
receivership, conservatorship, liquidation, reorganization, readjustment, composition or other similar proceeding relating to either the Company or KMS, whether under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any laws, federal or state, relating to default of debtors, readjustment of indebtedness, reorganization, composition or extension, (b) proceeding for any liquidation, liquidating distribution, distribution or other winding up of either the Company or KMS, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors of the Company or KMS or (d) other marshalling of assets of the Company or KMS, except that a Proceeding shall not include an involuntary Proceeding involving the Company or KMS, as the case may be, that is dismissed or stayed within 60 days after the commencement thereof.

     1.15  "Pledge Agreement":  Shall mean the Pledge Agreement among KHC, TKC
            ----------------
and Apollo dated October 18, 1995, as amended and restated on April 1, 1996.

     1.16  "Public Market Sale":  Shall mean any sale of Securities into the
            ------------------
public market after the Initial Public Offering which is made pursuant to Rule 144 (including Rule 144(k)) promulgated under the Securities Act or pursuant to a registration statement filed with and declared effective by the SEC.

     1.17  "Public Offering":  Shall mean a public offering of Securities of the
            ---------------
Company registered under the Securities Act. The term "Initial Public Offering" shall mean an underwritten Public Offering of Voting Securities which results in gross proceeds to the Company in excess of $15 million from the sale of Voting Securities.

     1.18  "Related Person":  Shall mean Related Person as defined in the Apollo
            --------------
Stock Purchase Agreement.

     1.19  "Securities":  Shall mean all (i) Voting Securities, (ii) all rights,
            ----------
options, warrants to purchase such Voting Securities or the securities described in the following clause and (iii) all other securities of any type whatsoever that are, or may become, convertible into or exchangeable for, or that entitle the holder to purchase, Voting Securities.

     1.20  "Securities Act":  Shall mean the Securities Act of 1933, as amended,
            --------------
together with the rules and regulations promulgated thereunder.

     1.21  "SEC":  Shall mean the Securities and Exchange Commission.
            ---

     1.22  "Specified Affiliates":  Shall mean an Affiliate, a limited or
            --------------------
general partner (in their capacity as such), or director, officer or employee of a specified Person.

     1.23  "Stockholders":  Shall mean (i) TKC prior to the assignment of the
            ------------
Initial Shares issued to TKC and, after such assignment, KHC (with the term "KHC" understood to refer to TKC prior to such assignment), (ii) taken together, both of the entities included in the term "FS," and (iii) Apollo. For purposes of consents and approvals under this Agreement, FS shall be considered as one Stockholder.

     1.24  "Subsidiary":  Shall mean with respect to any Person, a corporation
            ----------
or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

     1.25  "Voting Securities":  Shall mean all Securities of the Company which
            -----------------
possess general voting power to elect members of the Board.


SECTION 2. FIRST REFUSAL RIGHTS TO PURCHASE ADDITIONAL SECURITIES.

     2.1   First Refusal Rights.  If the Company proposes to issue Additional
           --------------------
Securities (a "Proposed Issuance"), the Company shall offer such Additional Securities to the Stockholders other than KHC (the "PR Holders") and the PR Holders shall have the right ("First Refusal Rights") to purchase all or any portion of their Pro Rata Share (as defined below) of such Additional Securities upon the terms of the Proposed Issuance.

     2.2   Pro Rata Share.  For purposes of such First Refusal Rights, the "Pro
           --------------
Rata Share" of a PR Holder shall mean a fraction (i) the numerator of which shall be the total number of shares of Voting Securities then held by the PR Holder and (ii) the denominator of which shall be the total number of shares of Voting Securities then outstanding.

     2.3   Company Notice.  The Company shall give each of the PR Holders
           --------------
written notice of the Proposed Issuance stating the material terms thereof, including the type of Additional Securities involved, the proposed purchase price therefor and the anticipated closing date of such issuance (the "Company Notice").

     2.4   Response Notice.  If a PR Holder desires to exercise its First
           ---------------
Refusal Rights, such PR Holder shall, within 20 days of receipt of the Company Notice, deliver to the Company written notice stating the portion of such PR Holder's Pro Rata Share of such Additional Securities that it is willing to purchase (a "Response Notice"). The PR Holders' Response Notices shall be deemed to constitute their respective irrevocable agreements to purchase the specified portions of their Pro Rata Share of the Additional Securities upon the terms of the Proposed Issuance described in the Company Notice, on the later of
(i) the closing date specified in the Company Notice, or (ii) the closing date of the Proposed Issuance if Persons who are not PR Holders are purchasing Additional Securities.

     2.5   Consummation.  The Company shall have 90 days from the date of the
           ------------
Company Notice to consummate such Proposed Issuance with respect to the Additional Securities which are not being purchased by the PR Holders at a price and upon terms that are not materially less favorable to the Company than the price and terms specified in the Company Notice, and such price and terms shall be made available to the PR Holders who have elected to purchase Additional Securities. If the Company proposes to issue Additional Securities after such 90-day period, or at a price and upon terms which are materially less favorable to the Company than those specified in the Company Notice, it must again comply with the procedures set forth in this Section 2.

     2.6   Termination.  The rights provided to a PR Holder under this Section 2
           -----------
shall not be assignable by a PR Holder with the following exceptions: (i) Apollo may assign First Refusal Rights to its Affiliates (so long as Apollo Real Estate Advisors, L.P. controls such Affiliates and retains sole power and authority to make all decisions with respect to all rights and obligations transferred in connection with any transfer or assignment of Securities ("Controlled Affiliates") and to any Person who purchases more than 50% of Apollo's Initial Shares, provided that such Person agrees to be and becomes bound by the terms of this Agreement in the same manner and to the same extent as Apollo, and (ii) FS may assign First Refusal Rights to an investment fund or partnership that is an Affiliate of FS (an "FS Fund") provided the FS Fund executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as FS. The rights provided to FS under this
Section 2 shall terminate (i) as to FS at such time as FS shall have sold a number of Voting Securities which represents at least 50% of FS's Initial Shares or (ii) upon the consummation of an Initial Public Offering. The rights granted to Apollo under this Section 2 shall terminate upon the consummation of an Initial Public Offering.

SECTION 3. TAG ALONG RIGHTS.

     3.1   Rights:  Without FS's consent, KHC may not sell, assign, transfer or
           ------
otherwise dispose of its Securities prior to November 23, 1998 (the "Permitted Sale Date") provided, that FS's consent shall not be required for KHC's delivery of shares under the Apollo Stock Purchase Agreement, the Stock Purchase Agreements, the Escrow and Security Agreement or the Pledge Agreement or in connection with the enforcement of Apollo's rights under the Escrow and Security Agreement and the Pledge Agreement. Notwithstanding the foregoing, the Permitted Sale Date shall be accelerated to the date of a Proceeding. Neither FS nor Apollo nor KHC (each of the foregoing may from time to time be the "Selling Holder") shall sell or otherwise dispose of to any Person (the "Buyer") (other than a disposition without payment of consideration to a Specified Affiliate of FS, Apollo or KHC, as the case may be) any Securities held or beneficially owned by the Selling Holder unless the Stockholders who are not the Selling Holder other than KHC (the "Non-Selling Holders"), together with all other holders of Voting Securities who have rights to participate in sales or other dispositions of the Voting Securities by any of the Stockholders pursuant to written agreements by and between such Stockholder and any such holders (collectively, and together with the Non-Selling Holders, the "Co-Sale Right Holders"), are given an opportunity to sell or otherwise dispose of to the Buyer their respective Pro Rata Share (determined in accordance with Section 3.2 below) of any Securities held by such Co-Sale Right Holders (the "Tag Along Rights"); provided however, no Co-Sale Right Holder shall have Tag Along Rights in connection with any sale, transfer or delivery of the Company's Common Stock by KHC pursuant to the terms of the Apollo Stock Purchase Agreement, the Stock Purchase Agreements, the Escrow and Security Agreement or the Pledge Agreement or in connection with the enforcement of Apollo's rights under the Escrow and Security Agreement and the Pledge Agreement or in connection with the exercise of an Outstanding Option by an Optionee.

     3.2   TAR Offer.  Prior to the consummation by the Selling Holder of any
           ---------
sale or other disposition of the Selling Holder's Securities which is subject to the provisions of Section 3.1, the Selling Holder shall cause the bona fide offer from the Buyer to purchase or otherwise acquire such Selling Holder's Securities from the Selling Holder to be reduced to writing (the "TAR Offer") and shall deliver written notice of the TAR Offer, together with a true copy of the TAR Offer (the "TAR Notice"), to each of the Co-Sale Right Holders in the event such proposed sale or other disposition is subject to the Tag Along Rights (a "TAR Sale"). Each TAR Offer shall include an offer to purchase or otherwise acquire from each Co-Sale Right Holder (individually, a "TAR Offeree" and collectively, the "TAR Offerees"), at the same time, at the same price and on the same terms as apply to the sale or other disposition by the Selling Holder to the Buyer and according to the terms and subject to the conditions of this Agreement, not less than the amount of Securities held by such TAR Offeree as shall be equal to the product of (i) the total number of Securities which the Buyer desires to purchase or otherwise acquire, times (ii) the TAR Offeree's Pro Rata Share, which is a fraction, the numerator of which is the total number of shares of Securities held by such TAR Offeree on the date of the TAR Notice and the denominator of which is the total number of shares of Securities held on such date by the Selling Holder and all the TAR

Offerees who elect, pursuant to Section 3.3 below, to accept the TAR Offer with respect to their Securities. Pursuant to Section 3.4, the Selling Holder may then sell to the Buyer the number of Securities remaining after the Securities to be sold by the TAR Offerees are subtracted from the number of Securities to be sold by the Selling Holder as contained in the TAR Offer.

     3.3   Acceptance Notice.  If a TAR Offeree desires to accept the TAR Offer
           -----------------
with respect to its Securities, such TAR Offeree shall do so by delivering to the Selling Holder a written notice stating such TAR Offeree's irrevocable acceptance of the TAR Offer with respect to such TAR Offeree's Securities and setting forth such amount of the Securities that such TAR Offeree desires to sell to the Buyer (the "Acceptance Notice"), which Acceptance Notice shall be delivered to the Selling Holder within 20 days after the delivery of the TAR Notice to such TAR Offeree. Such Acceptance Notice shall constitute such TAR Offeree's agreement to sell to the Buyer the lesser of (i) the amount of such TAR Offeree's Securities which such TAR Offeree is entitled to sell to the Buyer pursuant to this Section 3 and (ii) the amount of such TAR Offeree's Securities which such TAR Offeree desires to sell to the Buyer as set forth in such TAR Offeree's Acceptance Notice. In addition, such Acceptance Notice shall include
(i) a written undertaking of the TAR Offeree to deliver, at least three business days prior to the expected date of the consummation of such sale or other disposition to the Buyer as indicated in the TAR Notice, such documents (including stock assignments and stock certificates, if any) as shall be reasonably required to transfer the amount of such TAR Offeree's Securities that such TAR Offeree agrees to sell to the Buyer pursuant to the TAR Offer and (ii) a limited power-of-attorney authorizing the Selling Holder to transfer such Securities to the Buyer pursuant to the terms of the TAR Offer. If a TAR Offeree does not deliver an Acceptance Notice to the Selling Holder in accordance with the provisions of this Section 3.3, such TAR Offeree shall be deemed to have irrevocably rejected the TAR Offer.

     3.4   Consummation.  If there is a decrease in the price to be paid by the
           ------------
Buyer for the Securities to be sold from the price set forth in the TAR Offer, which decrease is acceptable to the Selling Holder or other material change in terms which are less favorable to the Selling Holder but which are acceptable to the Selling Holder, the Selling Holder shall notify the TAR Offerees of such decrease or other material terms, and each TAR Offeree shall have five business days from the date of receipt of the notice of such decrease to reduce the Securities it will sell to such Buyer as previously indicated in the applicable Acceptance Notice. The Selling Holder shall act as agent for the TAR Offerees in connection with such sale or other disposition and shall cause to be remitted promptly to each of the TAR Offerees the total consideration for the Securities sold by such TAR Offeree pursuant thereto, which consideration shall be in the same form as the consideration received by the Selling Holder and shall be net of such TAR Offeree's applicable portion of the expenses of such sale or other disposition, as provided in Section 3.5 below. The Selling Holder shall furnish, or shall cause to be furnished, promptly such other evidence of the consummation and time of consummation of such sale or other disposition and the terms thereof as shall be reasonably requested. If the Selling Holder does not complete such sale or other disposition, the Selling Holder shall return to the TAR Offerees all documents (including stock assignments and stock certificates, if any) and powers-of-attorney which the TAR Offerees delivered to the Selling Holder pursuant to the terms of this Section 3 or otherwise in connection with such sale or other disposition.

     3.5   Expenses.  Each Co-Sale Right Holder shall bear such holder's pro
           --------
rata share of the reasonable expenses incurred by the Selling Holder in connection with any sales or other dispositions of such Co-Sale Right Holder's Securities made pursuant to the Tag Along Rights.

     3.6   Nonassignability.  The rights granted to FS under this Section 3
           ----------------
shall not be assignable. Subject to compliance with the terms and conditions of this Section by the transferring party, neither FS nor Apollo shall exercise the Tag Along Rights with respect to Securities transferred without consideration (except such consideration as may be received with respect to the Outstanding Options) to their respective Specified Affiliates; provided further that any Specified Affiliate whose Securities are sought to be transferred pursuant to this Section shall have appointed FS, Apollo or KHC, as the case may be, as attorney-in-fact with full power and authority to transfer the Securities held by such Specified Affiliate and to execute all documents as shall be reasonably required to transfer such Securities to the Buyer. Apollo may assign its rights under this Section 3 to any Person who purchases more than 50% of Apollo's Initial Shares, provided that such Person agrees to be and become bound by the terms of this Agreement in the same manner and to the same extent as Apollo.

     3.7   Termination.  The rights provided to FS under this Section 3 shall
           -----------
terminate upon the earlier of (i) such time as FS shall have sold a number of shares of Voting Securities which represents at least 50% of FS's Initial Shares or (ii) upon a declaration of effectiveness of a registration statement for the Initial Public Offering provided the Initial Public Offering thereafter is consummated. The rights granted to Apollo under this Section 3 shall terminate upon a declaration of effectiveness of a registration statement for the Initial Public Offering provided the Initial Public Offering thereafter is consummated.


SECTION 4. FS AND APOLLO RIGHTS OF FIRST OFFER; FS DRAG-ALONG RIGHTS; ASSET
           SALE.

     4.1   FS Drag-Along Rights; Obligation to Facilitate Sale by FS.  If FS is
           ---------------------------------------------------------
selling all Securities beneficially owned by FS, then after complying with its right of first offer obligation under this Section 4 and after Apollo or its permitted assignee has elected not to accept the offer to purchase such FS Offered Asset during the FS Acceptance Period or the 20-day period in Section 4.3(b) (or the periods provided in Section 4.3(d)), including if FS proposes to sell or otherwise dispose of such Securities to a third-party buyer through any form of transaction, including a merger, exchange, consolidation or stock sale, all Stockholders shall, at FS's option, sell or otherwise dispose of all Securities and all other equity or debt securities of the Company and KMS held or beneficially owned by them pursuant to the terms and conditions negotiated by FS and for the same consideration for the sale or other disposition of the FS Securities; provided, however, that this obligation shall only apply if the price to be received by such Stockholder or Stockholders for each of its Initial Shares in such transaction is at least equal to the per share price (the "Initial Share Price") at which such Initial Shares were originally issued and sold to TKC on the date of the Original Agreement. Any series of preferred stock held by KHC or Apollo which is not also being sold by FS shall be purchased for its stated liquidation preference plus accrued and unpaid dividends and any debt instrument held by KHC or Apollo not also being sold by FS shall be purchased at its outstanding principal amount plus accrued and unpaid interest. The exercise price (if any) of a security sold hereunder shall be deducted from the consideration to be received by a Stockholder or Stockholders. FS may not exercise its option to require the other Stockholders to sell Securities and other debt and equity securities (i) as part of, or in connection with, the sale of assets or businesses of FS or Affiliates of FS (other than a permitted sale of Securities), (ii) to an Affiliate of FS, (iii) as part of or in connection with the acquisition of assets (other than Securities) or businesses by FS or an Affiliate of FS, or
(iv) if the third party offer for the FS Offered Asset is not a bona fide offer. If FS requires the other Stockholders to sell Securities pursuant to this
Section 4.1, or if the transaction is an Asset Sale (as defined in Section 4.4 below) as a condition to such sale, the general partner of each entity within the term FS shall reasonably determine in good faith (as evidenced by a resolution of such general partner's board of directors) that the price to be paid for such Securities of the Company or KMS is not less than the fair market value thereof. If after complying with the provisions of this Section 4 and
Section 4.4, if the transaction is an Asset Sale, FS proposes to sell or otherwise dispose of all of its Securities, or sell all or substantially all of the assets of the Company's or KMS to a third-party buyer through any form of transaction, including a merger, exchange, consolidation or stock sale, in a transaction where FS is exercising its option under this Section 4.1, or proposes to make an Asset Sale, all Stockholders agree, subject to their receipt of the Initial Share Price for each Initial Share in such transaction, to cause their nominees to the Board of the Company (as provided for in Section 6 below), if any, to approve or consent to any such sale or other disposition (including an Asset Sale) and to cause them to execute, and all Stockholders shall execute, such agreements, powers-of-attorney, voting proxies or other documents and instruments, and take such other actions (including obtaining necessary governmental approvals), as FS may reasonably request to enforce the obligation of the other Stockholder or Stockholders to sell or otherwise dispose of their Securities and other equity and debt securities of the Company and KMS and to approve and consummate the sale or other disposition of the FS's Securities or the Company's or KMS's assets in an Asset Sale, including any approval by the stockholders of the Company in connection with such sale or other disposition. With respect to any transfers made by any Stockholder of its Securities or other equity or debt securities of the Company, (i) the obligations of such Stockholder set forth in this Section 4.1 shall be binding on such Stockholder's transferees (except for a transferee in a Public Market Sale), including, without limitation, any transferee purchasing such Securities in connection with any enforcement action under the Pledge Agreement, and (ii) KHC and Apollo shall obtain a written commitment to be so bound from such transferee(s) and shall deliver such written commitment to FS prior to any such transfer. The rights granted to FS and the obligations of KHC and Apollo and any transferees under this Section 4.1 shall survive and continue after the consummation of an Initial Public

Offering (except with respect to a transferee in a Public Market Sale), but shall not be assignable by FS at any time. Any other provision of this Agreement notwithstanding, FS shall have no right to compel a sale of Securities (and other debt and equity securities) held by other Stockholders or cooperation with an Asset Sale if FS's rights to receive a KHC Notice have terminated pursuant to Section 5.5.

     4.2   FS Rights of First Offer.
           ------------------------

          (a)  Apollo Offer.  If Apollo determines to solicit, or causes to be
               ------------
solicited, proposals for the acquisition (whether by means of a sale of stock, exchange, consolidation or merger) of any Apollo Offered Asset, or receives an unsolicited offer to so acquire any Apollo Offered Asset and Apollo determines to pursue such an offer for the acquisition of an Apollo Offered Asset, Apollo shall first give FS written notice (the "Apollo Notice") of such intention, which notice shall include a term sheet stating, among other material terms, the minimum sales price that Apollo would entertain for such Apollo Offered Asset (the "Apollo Target Price"). FS shall have the right for a period of 20 days following the delivery of the Apollo Notice (the "Apollo Acceptance Period") to accept the offer to purchase all but not less than all of such Apollo Offered Asset at the Apollo Target Price and upon the other terms provided with the Apollo Notice. Section 4.2 shall not apply to a Public Market Sale.

          (b)  Acceptance.  FS shall, if it so desires, exercise its rights by
               ----------
delivering to Apollo written notice of its election prior to 5:00 p.m. Los Angeles time on or before the last day of the Apollo Offeree Acceptance Period. The acceptance of the offer to purchase all of the Apollo Offered Asset shall identify the committed source of financing for such purchase or provide evidence that FS is able to effect the purchase. Apollo and FS shall, as soon as reasonably possible, negotiate in good faith a definitive acquisition agreement containing appropriate provisions customary for a transaction of the contemplated type. If no definitive agreement is agreed upon within 20 days after negotiations are so commenced, Apollo shall be free to resume its efforts to sell the relevant Apollo Offered Asset to other prospective buyers in accordance with Section 4.2(c) below.

          (c)  Rejection.  If FS elects not to exercise its purchase rights
               ---------
under Section 4.2(a) during the Apollo Acceptance Period or Apollo and FS are unable to conclude negotiations of a definitive agreement during the 20-day period described above, Apollo shall have the right for a period of 120 days thereafter to sell such Apollo Offered Asset or, within such 120-day period, to enter into a definitive agreement to sell such Apollo Offered Asset within 30 days of the date of such agreement for a sales price equal to or greater than the Apollo Target Price and upon terms that are not materially less favorable to Apollo than the terms provided to FS in the Apollo Notice. In connection with such a sale, Apollo may retain an investment banker to assist it in the sale of the Apollo Offered Asset.

          (d)  Below Apollo Target Price Offer.  If Apollo receives a written
               -------------------------------
offer for such Apollo Offered Asset at any time during such 120-day period which is acceptable to Apollo but is less than the Apollo Target Price or upon terms materially less favorable to Apollo than the terms provided to FS in the Apollo Notice (the "Below Apollo Target Price

Offer"), Apollo shall promptly deliver a copy of such written offer to FS. During the 10-day period following delivery of such written offer, FS shall have the right to accept the offer to purchase all, but not less than all, of the Apollo Offered Asset on the terms reflected in such written offer. FS shall, if it so desires, exercise such right by delivering to Apollo written notice of its election prior to 5:00 p.m. Los Angeles time on or before the final day of such additional 10-day period (and shall identify the committed source of financing or evidence that FS is able to effect the purchase), and Apollo and FS shall then negotiate a definitive acquisition agreement, in each case in the manner contemplated by Section 4.2(b) above. If FS does not elect to accept the offer to purchase the Apollo Offered Asset on such terms within such 10-day period or Apollo and FS are unable to conclude negotiations of a definitive agreement within 15 days of the date of the acceptance of the Below Apollo Target Price Offer, Apollo shall have 120 days to consummate the sale of the Apollo Offered Asset at a price and upon terms that are not materially less favorable to Apollo than the price and terms specified in the written offer delivered to each Stockholder entitled to receive the offer.

          (e)  Termination.  The rights granted to FS under this Section 4.2
               -----------
shall survive and continue after the consummation of the Initial Public Offering but such rights shall terminate with respect to FS if FS (i) sells, in the aggregate, to any Person or Persons (other than a Specified Affiliate which agrees to be and becomes bound by the terms of this Agreement in the same manner and to the same extent as FS), and/or (ii) distributes to the general and limited partners of FS after the Initial Public Offering, that number of Voting Securities held or beneficially owned by FS as shall be equal to 50% of FS's Initial Shares. The rights granted to FS under this Section 4.2 shall terminate with respect to an Apollo Offered Asset upon the sale or other disposition thereof by Apollo to a third party and such third party shall not be bound by the provisions of this Section 4.2 (but shall be bound by Section 4.1 and compelled to sell if Apollo is compelled to sell pursuant to either such section) so long as (i) prior to such sale or other disposition, Apollo first complied with the provisions of this Section 4.2 and (ii) such sale or other disposition was consummated in accordance with the provisions of this Section 4.2.

     4.3  Apollo Rights of First Offer.
          ----------------------------

          (a)  FS Offer.  If FS determines to solicit, or causes to be
               --------
solicited, proposals for the acquisition (whether by means of a sale of stock, exchange, consolidation, sale of assets or merger) of any FS Offered Asset, or receives an unsolicited offer to so acquire any FS Offered Asset and FS determines to pursue such an offer for the acquisition of an FS Offered Asset, FS shall first give Apollo written notice (the "FS Notice") of such intention, which notice shall include a term sheet stating, among other material terms, the minimum sales price that FS would entertain for such FS Offered Asset (the "FS Target Price"). Apollo shall have the right for a period of 20 days following the delivery of the FS Notice (the "FS Acceptance Period") to accept the offer to purchase all but not less than all of such FS Offered Asset at the FS Target Price and upon the other terms provided with the FS Notice. Section 4.3 shall not apply to a Public Market Sale.

          (b)  Acceptance.  Apollo shall, if it so desires, exercise its rights
               ----------
by delivering to FS written notice of its election prior to 5:00 p.m. Los Angeles time on or before the last day of the FS Acceptance Period. The acceptance of the offer to purchase all of the FS Offered Asset shall identify the committed source of financing for such purchase or provide evidence that Apollo is able to effect the purchase. FS and Apollo shall, as soon as reasonably possible, negotiate in good faith a definitive acquisition agreement containing appropriate provisions customary for a transaction of the contemplated type. If no definitive agreement is agreed upon within 20 days after negotiations are so commenced, FS shall be free to resume its efforts to sell the relevant FS Offered Asset to other prospective buyers in accordance with Section 4.3(c) below.

          (c)  Rejection.  If Apollo elects not to exercise its purchase rights
               ---------
under Section 4.3(a) during the FS Acceptance Period, or FS and Apollo are unable to conclude negotiations of a definitive agreement during the 20 day period described above, FS shall have the right for a period of 120 days thereafter to sell such FS Offered Asset or, within such 120-day period, to enter into a definitive agreement to sell such FS Offered Asset within 30 days of the date of such agreement for a sales price equal to or greater than the FS Target Price and upon terms that are not materially less favorable to FS than the terms provided to Apollo in the FS Notice. In connection with such a sale, FS may retain an investment banker to assist it in the sale of the Offered Asset.

          (d)  Below FS Target Price Offer.  If FS receives a written offer for
               ---------------------------
such FS Offered Asset at any time during such 120-day period which is acceptable to FS but is less than the FS Target Price or upon terms materially less favorable to FS than the terms provided to Apollo in the FS Notice (the "Below FS Target Price Offer"), FS shall promptly deliver a copy of such written offer to Apollo. During the 10-day period following delivery of such written offer, Apollo shall have the right to accept the offer to purchase all, but not less than all, of the FS Offered Asset on the terms reflected in such written offer. Apollo shall, if it so desires, exercise such right by delivering to FS written notice of its election prior to 5:00 p.m. Los Angeles time on or before the final day of such additional 10-day period (and shall identify the committed source of financing or evidence that Apollo is able to effect the purchase) and FS and Apollo shall then negotiate a definitive acquisition agreement, in each case in the manner contemplated by Section 4.3(b) above. If Apollo does not elect to accept the offer to purchase the FS Offered Asset on such terms within such 10-day period or FS and Apollo are unable to conclude negotiations of a definitive agreement within 15 days of the date of the acceptance of the Below FS Target Price Offer, FS shall have 120 days to consummate the sale of the FS Offered Asset at a price and upon terms that are not materially less favorable to FS than the price and terms specified in the written offer delivered to each Stockholder entitled to receive the offer.

          (e)  FS Acquiring Parties' Bring-Along Obligation.  Prior to the
               --------------------------------------------
Initial Public Offering, if a Person who is an assignee or transferee of Apollo's rights under this Section 4.3 upon an assignment or transfer of more than 50% of Apollo's Initial Shares, acquires an FS Offered Asset (the "FS Acquiring Parties") from FS in accordance with the provisions of this Section 4 and such acquisition involves the acquisition of all Securities beneficially owned by FS, whether by merger, exchange, consolidation or stock sale, then (a) such Stockholder or Stockholders or Person shall offer to purchase, at the same price and on the same terms that applied to such purchase by such Person, any Securities then beneficially owned by any financing source for the Company (other than the FS Acquiring Parties or their Specified Affiliates who are not employees of the Company or a Subsidiary), any equity investor in the Company (including Apollo), any employees or consultants of the Company or any Subsidiary who acquired any such Securities from the Company or any other Security holder of the Company (collectively, the "BAR Holders"), and
(b) the BAR Holders may sell to such FS Acquiring Parties all the Securities beneficially owned by them at the price and on the terms so offered by such FS Acquiring Parties. The FS Acquiring Parties shall be further obligated to purchase or retire any other equity or debt securities of the Company then beneficially owned by any BAR Holder on the same terms set forth in the FS Notice; provided that any series of preferred stock not included in an FS Notice shall be purchased for its stated liquidation preference plus accrued and unpaid dividends; provided, further, that the exercise price (if any) of a security sold hereunder shall be deducted from the consideration to be received by any BAR Holders. Any sale by any BAR Holder pursuant to the foregoing shall be consummated contemporaneously with the sale of all Securities beneficially owned by FS. The FS Acquiring Parties shall purchase the foregoing securities in the same proportions as they are purchasing the FS Offered Asset.

          (f)  Termination.  The rights granted to Apollo under this Section 4.3
               -----------
shall survive and continue after the consummation of the Initial Public Offering but such rights shall terminate with respect to Apollo (but not with respect to any assignee or transferee of more than 50% of Apollo's Initial Shares) if Apollo sells, transfers or distributes in the aggregate, to any Person or Persons (other than Controlled Affiliates of Apollo) that number of Voting Securities held or beneficially owned by Apollo as shall be equal to 50% of Apollo's Initial Shares. Such termination of Apollo's rights shall not affect the rights granted to FS and the obligations of Apollo under Section 4.1 or its transferees under Section 4.3(e). The rights granted to Apollo under this
Section 4.3 shall terminate with respect to an FS Offered Asset upon the sale or other disposition thereof by Apollo to a third party and such third party shall not be bound by the provisions of this Section 4.3 (but shall be bound by Section 4.1 and compelled to sell if any Stockholder is compelled to sell pursuant to such section) so long as (i) prior to such sale or other disposition, FS first complied with the provisions of this Section 4.3 and (ii) such sale or other disposition was consummated in accordance with the provisions of this Section 4.3. Apollo may assign its rights under this Section 4.3 to any Person who purchases more than 50% of Apollo's Initial Shares, provided that such Person agrees to be and becomes bound by the terms of this Agreement in the same manner and to the same extent as Apollo and further agrees to be bound by the bring-along obligation applicable to such Person (but not Apollo) in Section 4.3(e), but such rights shall not be assignable after consummation of an Initial Public Offering.

     4.4  Asset Sale.  If FS receives an unsolicited offer to purchase all or
          ----------
substantially all of the assets of the Company or KMS (collectively, an "Asset Sale") which FS wishes to accept or if an FS Notice (or notice of a Below FS Target Price Offer) is for a proposed Asset Sale, the FS Offered Asset shall, at the option of Apollo, if Apollo elects to accept the offer, be either such assets or all Securities and other debt or equity securities of the Company and KMS held by FS; provided, however, that after the Initial Public Offering, Apollo shall only have the option to purchase all Securities and other debt or equity securities of the Company and KMS held by FS (and assuming FS wishes to accept the offer for the Asset Sale). The FS Notice (or the notice of a Below FS Target Price Offer) shall specify the price for the Asset Sale, and Apollo may, prior to the Initial Public Offering, either (i) purchase all, but not less than all, of the assets described in the FS Notice (or the notice of a Below FS Target Price Offer), provided that all of the assets described in the applicable notice are purchased, or (ii) purchase all Securities and other debt or equity securities of the Company and KMS owned by FS, provided that all Securities and other debt or equity securities of the Company and KMS owned by FS are purchased at the fair market value thereof determined from the proposed price for the Asset Sale, which shall be determined in good faith and included in the applicable offer or notice, taking due consideration of corporate taxes on an Asset Sale. After the Initial Public Offering, Apollo may only purchase all Securities and other debt and equity securities of the Company and KMS held by FS (and assuming FS wishes to accept the offer for the Asset Sale), provided that all Securities and other debt or equity securities of the Company and KMS owned by FS are purchased. If Apollo objects to such fair market value determination and the price for such Securities and other debt and equity securities, a representative of Apollo must notify FS of its objection within ten days of receipt of the FS Notice (or the notice of a Below FS Target Price Offer) or the fair market value determination shall be deemed accepted. If Apollo timely objects, the fair market value determination and the price for all Securities and other debt and equity securities of the Company and KMS owned by FS shall be determined by an investment banking firm of nationally-recognized standing jointly selected by FS and Apollo or in the absence of agreement on such selection, by Houlihan, Lokey, Howard & Zukin ("HLHZ"). The determination of the investment banking firm shall be binding on all parties. The cost of such investment banking determination shall be borne by the offering party or parties if the determination results in a lower price for the Securities and debt and equity securities of the Company and KMS owned by FS and shall be borne by Apollo if such determination results in the same or a higher price. If Apollo does not purchase the FS Offered Asset (or Securities and debt and equity securities of the Company and KMS owned by FS), the sale transaction may be in the form of an Asset Sale and the obligations of Section 4.1 to cooperate with and facilitate such transaction shall apply to such Asset Sale; provided, however, that such obligations shall only be applicable if the price to be received by a party after consummation of such transaction for each of its Initial Shares is at least equal to the Initial Share Price. The rights granted to Apollo pursuant to this Section 4.4 shall not preclude the enforcement of security interests or other creditors' rights by any lender to or creditor of the Company or any Subsidiary. The rights granted to Apollo pursuant to Section 4.4 shall not delay, inhibit, encumber or affect in any way the exercise of any such security or other creditor's rights granted by the Company or any Subsidiary of the Company, or the ability of any such entity to grant such security or other rights to, any such lender or creditor.

SECTION 5. FS AND APOLLO RIGHTS OF FIRST OFFER.

     5.1   KHC Offer.  If, from and after the Permitted Sale Date, KHC
           ---------
determines to solicit, or causes to be solicited, proposals for the acquisition (whether by means of a sale of stock, exchange, consolidation, or merger) of any KHC Offered Asset, or receives an unsolicited offer to so acquire any KHC Offered Asset and KHC determines to pursue such an offer for the acquisition of a KHC Offered Asset, KHC shall first give FS and Apollo written notice (the "KHC Notice") of such intention, which notice shall include a term sheet stating, among other material terms, the minimum sales price that KHC would entertain for such KHC Offered Asset (the "KHC Target Price"). FS and Apollo shall have the right for a period of 20 days following the delivery of the KHC Notice (the "KHC Offeree Acceptance Period") to accept the offer to purchase all but not less than all of their respective FS Pro Rata Share of such KHC Offered Asset at the KHC Target Price and upon the other terms provided with the KHC Notice, provided that all and not less than all of the KHC Offered Asset is purchased. FS and Apollo will have the right to purchase all of the unsubscribed portion of the KHC Offered Asset on a pro rata basis in accordance with the number of shares of Voting Securities owned by the party or parties who have elected to purchase their FS Pro Rata Share of the KHC Offered Asset. The foregoing notwithstanding, if the KHC Offered Asset is Voting Securities held by an Optionee (with the defined term KHC understood under such circumstances to refer to such Optionee) which were acquired upon the exercise of an Outstanding Option, the Optionee shall first submit the KHC Notice to FS, Apollo and KHC, and KHC shall then have 15 days to acquire all but not less than all of the Voting Securities described in the KHC Notice on the terms and for the KHC Target Price described in the KHC Notice and after such 15-day period KHC's rights under this Section 5.1 with respect to the offered Voting Securities of the Optionee shall terminate. FS and Apollo shall have the right for a period of 15 days following the termination of KHC's rights (in this case also, the "KHC Offeree Acceptance Period"), to accept the offer to purchase all but not less than all of their respective FS Pro Rata Share of the Voting Securities described in the KHC Notice at the KHC Target Price and upon the other terms provided in this Section 5.1 and in the KHC Notice, provided that all and not less than all of the KHC Offered Asset is purchased. FS or Apollo (as the case may be) will have the right to purchase the other's unsubscribed portion of its FS Pro Rata Share of the KHC Offered Asset. If FS and Apollo elect not to purchase the Voting Securities described in the KHC Notice, Section 5.2 through
5.4 shall thereafter apply to the benefit of FS and Apollo with respect to the sale of the Voting Securities held by an Optionee described in the KHC Notice.
Section 5.1 shall not apply to a Public Market Sale.

     5.2   Acceptance.  Each Stockholder entitled to receive the KHC Notice
           ----------
shall, if it so desires, exercise such right by delivering written notice of its election prior to 5:00 p.m. Los Angeles time on or before the last day of the KHC Offeree Acceptance Period. The acceptance of the offer to purchase all of the KHC Offered Asset shall identify the committed source of financing for such purchase or provide evidence that each Stockholder which is accepting the offer is able to effect the purchase. KHC and the Stockholder which is accepting the largest portion of the KHC Offered Asset ("KHC Major Stockholder") shall, as soon as reasonably possible, negotiate in good faith a definitive acquisition agreement containing appropriate provisions customary for a transaction of the contemplated type (with the other Stockholders subject to and obligated to accept the terms negotiated by the KHC Major Stockholder); provided, however, that if the KHC Major Stockholder which is accepting the offer is unable to conclude the negotiation of such definitive agreement within 20 days of delivery of acceptance of the offer (the "KHC Negotiation Period") KHC shall offer the portion of the KHC Offered Asset that the KHC Major Stockholder (the "Remaining Portion") agreed to acquire (but did not acquire) to the other Stockholder(s) which have accepted the KHC offer, and such Stockholders shall have the right to purchase all of the Remaining Portion, in proportion to their Voting Securities or any other proportion determined by such Stockholders. KHC shall, as soon as reasonably possible, negotiate in good faith a definitive acquisition agreement with the stockholder which is now accepting the largest portion of the KHC Offered Asset (the "KHC Second Major Stockholder") containing appropriate provisions customary for a transaction of the contemplated type (with any other
Stockholders subject to and obligated to accept the terms so negotiated).   If
no definitive agreement is agreed upon within 10 days after negotiations are so commenced, KHC shall be free to resume its efforts to sell the relevant KHC Offered Asset to other prospective buyers in accordance with Section 5.3 below.

     5.3   Rejection.  If the Stockholder or Stockholders entitled to receive
           ---------
the offer do not elect to accept the offer to purchase such KHC Offered Asset during the KHC Offeree Acceptance Period or KHC and the KHC Major Stockholder (or the KHC Second Major Stockholder) which is accepting the offer are unable to conclude negotiations of a definitive agreement during the KHC Negotiation Period or the 10-day period described above, KHC shall have the right for a period of 120 days thereafter to sell such KHC Offered Asset or, within such 120-day period, to enter into a definitive agreement to sell such KHC Offered Asset within 30 days of the date of such agreement for a sales price equal to or greater than the KHC Target Price and upon terms that are not materially less favorable to KHC than the terms provided to the Stockholder or Stockholders entitled to receive the KHC Notice. In connection with such a sale, KHC may retain an investment banker to assist it in the sale of the Offered Asset and any Securities and debt and equity securities of the Company and KMS.

     5.4   Below KHC Target Price Offer.  If KHC receives a written offer for
           ----------------------------
such KHC Offered Asset at any time during such 120-day period which is acceptable to KHC but is less than the KHC Target Price or upon terms materially less favorable to KHC than the terms provided to the Stockholder or Stockholders entitled to receive the KHC Notice (the "Below KHC Target Price Offer"), KHC shall promptly deliver a copy of such written offer to such Stockholder or Stockholders. During the 10-day period following delivery of such written offer, the Stockholder or Stockholders entitled to receive the offer shall have the right to accept the offer to purchase all, but not less than all, of their respective FS Pro Rata Share of the KHC Offered Asset on the terms reflected in such written offer and, if applicable, in accordance with the procedures for purchase of an unsubscribed for portion described in Section 5.1. Each Stockholder entitled to receive such offer shall, if it so desires, exercise such right by delivering to KHC written notice of its election prior to 5:00 p.m. Los Angeles time on or before the final day of such additional 10-day period (and shall identify the committed source of financing or evidence that each Stockholder which is accepting the offer is able to effect the purchase) and KHC and the KHC Major Stockholder (or KHC Second Major Stockholder, as the case may be) shall then negotiate a definitive acquisition agreement, in each case in the manner contemplated by Section 5.2 above. If the Stockholder or Stockholders entitled to receive the Below KHC Target Price Offer do not elect to accept the offer to purchase the KHC Offered Asset on such terms within such 10-day period or KHC and the KHC Major Stockholder is unable to conclude negotiations of a definitive agreement within 10 days of the date of their acceptance of the Below KHC Target Price Offer or KHC and the KHC Second Major Stockholders are unable to conclude negotiations of a definitive agreement within 10 days after negotiations (which shall be commenced as soon as possible). KHC shall have 120 days to consummate the sale of the KHC Offered Asset at a price and upon terms that are not materially less favorable to KHC than the price and terms specified in the written offer delivered to each Stockholder entitled to receive such offer. The procedures and rights set forth in Section 5.1 with respect to a KHC Offered Asset, which consists of Voting Securities held by an Optionee that were acquired upon the exercise of an Outstanding Option, shall also apply to this
Section 5.4 where the KHC Seller is an Optionee who has received a Below KHC Target Price Offer, and the 10-day period contemplated by the foregoing provisions of this Section 5.4 shall not commence until KHC has been given the opportunity for a period of 10 days to acquire such KHC Offered Asset from the Optionee at the terms reflected in the Below KHC Target Price Offer.

     5.5   Termination.  The rights granted to FS and Apollo under this Section
           -----------
5 shall survive and continue after the consummation of the Initial Public Offering but such rights shall terminate with respect to FS if FS (i) sells, in the aggregate, to any Person or Persons (other than a Specified Affiliate which agrees to be and becomes bound by the terms of this Agreement in the same manner and to the same extent as FS), and/or (ii) distributes to the general and limited partners of FS after the Initial Public Offering, that number of Voting Securities held or beneficially owned by FS as shall be equal to 50% of FS's Initial Shares. The rights granted to Apollo under this Section 5 shall terminate with respect to Apollo (but not with respect to any assignee or transferee of more than 50% of Apollo's Initial Shares) if Apollo sells, in the aggregate, to any Person or Persons shares of Voting Securities held or beneficially owned by Apollo equal to more than 50% of Apollo's Initial Shares. In addition, the rights granted to FS and Apollo under this Section 5 shall terminate with respect to a KHC Offered Asset upon the sale or other disposition thereof by a Stockholder to a third party and such third party shall not be bound by the provisions of this Section 5 (but shall be bound by Section 4.1 and compelled to sell if any Stockholder is compelled to sell pursuant to such Section) so long as (i) prior to such sale or other disposition, such Stockholder first complied with the provisions of this Section 5 and (ii) such sale or other disposition was consummated in accordance with the provisions of this Section 5. The rights granted to FS under this Section 5 shall not be assignable by FS to any Person (except an FS Fund) unless FS shall have transferred all of its Securities to such Person, but such rights shall not be assignable (except to an FS Fund) after consummation of an Initial Public Offering. Apollo may assign its rights under this Section 5 to any Person who purchases more than 50% of

Apollo's Initial Shares, provided that such Person agrees to be and becomes bound by the terms of this Agreement to the same extent as Apollo.


SECTION 6. COMPANY BOARD OF DIRECTORS.

     6.1   The Board.  Subject to the terms and conditions of this Section 6, at
           ---------
each annual or special meeting of stockholders of the Company, or in any written consent executed in lieu of a stockholder meeting, at or pursuant to which persons are being elected to fill positions on the Board, FS, Apollo and KHC agree to exercise, or cause to be exercised, voting rights with respect to the Voting Securities then owned or held of record or beneficially by each of them or any Specified Affiliates of each of them in such a manner that seven candidates are to be elected to the Board, with four of such candidates to be nominated and elected by FS, one of such candidates to be nominated and elected by each of Apollo and KHC and one of such candidates who shall be the Chief Executive Officer of the Company (or if the Company has no Chief Executive Officer, the most senior executive officer of the Company). This provision shall continue in force and effect as long as FS holds a majority of the shares of Voting Securities then held by the Stockholders. In the event that FS does not hold such majority, then subject to the terms and conditions of this Section 6, at each annual or special meeting of stockholders of the Company, or in any written consent executed in lieu of a stockholder meeting, at or pursuant to which persons are being elected to fill positions on the Board, FS, Apollo and KHC agree to exercise, or cause to be exercised, voting rights with respect to the Voting Securities then owned or held of record or beneficially by each of them or any Specified Affiliates of each of them in such a manner that up to seven candidates to be nominated collectively by FS, KHC and Apollo are elected to the Board in proportion to FS's, KHC's and Apollo's respective percentage ownership of outstanding shares of Voting Securities at the time of such election (rounding up or down to the nearest whole number); provided that in all such cases Apollo shall be entitled to have elected to the Board at least one person nominated by Apollo unless Apollo or a purchaser of more than 50% of Apollo's Initial Shares no longer has the right to nominate a person to the Board as contemplated in the penultimate sentence of the first paragraph of this
Section 6.1. As an example of the foregoing, if FS held 25% of the outstanding shares of Voting Securities and KHC and Apollo owned 20% and 10%, respectively, thereof, FS would be entitled to elect three directors, KHC would be entitled to elect three directors and Apollo would be entitled to elect one director. After the death of Donald M. Koll, any nominee of KHC who is not an executive officer of KMS shall be reasonably acceptable to FS. If Apollo sells more than 50% of its Initial Shares, it shall lose its right to nominate at least one director pursuant to this Section 6 unless it sells more than 50% of its Initial Shares to one purchaser and FS, which in its sole and absolute discretion may withhold such consent, consents to the transfer of Apollo's right to nominate a member of the Board of Directors pursuant to Section 6.3, in which case such transferee may nominate a director. If Apollo loses its right to nominate a director pursuant to this Section 6.1, Apollo shall cause its nominee to resign.

     If, at any time from and after the date hereof, either FS, Apollo or KHC shall notify the other of its desire to remove any director previously nominated by that party or parties to serve on the Board, each of FS, Apollo and KHC agree to exercise or cause to be exercised voting rights with respect to all Voting Securities owned or held of record or beneficially by each of them or any Specified Affiliates of each of them so as to remove such director of the Company. If at any time from and after the date hereof, any director previously nominated by either FS, Apollo or KHC to serve on the Board ceases to be a director (whether by reason of death, resignation, removal or otherwise), whichever party or parties nominated such director shall be entitled to nominate a successor director to fill such vacancy if such party is able to then elect such nominee if an election of all directors were then held and voting conducted as required pursuant to this Section 6.1. If such party would not be able to elect such nominee, the party who pursuant to this Section 6.1 shall be entitled to elect such director shall be entitled to nominate a director to fill such vacancy, and each of FS, Apollo and KHC agree to exercise their voting rights with respect to the Voting Securities owned or held of record or beneficially by each of them or any Specified Affiliates of each of them so as to elect such nominee as a director of the Company.

     The board of directors of KMS and each Subsidiary shall have the same number of directors elected in the same manner as the Board of Directors of the Company under this Section 6.1.

     6.2   Initial Public Offering.  The members of the Board immediately prior
           -----------------------
to an Initial Public Offering shall amend the Company's Bylaws to increase the size of the Board and Stockholders holding a majority of the outstanding shares of Voting Securities then held by Stockholders shall be entitled to nominate and have elected to the Board independent members as necessary to comply with applicable stock exchange or stock market regulations. The members of the Board immediately prior to an Initial Public Offering shall also amend the Company's Certificate of Incorporation to increase the Company's authorized capital as necessary and advisable prior to the Initial Public Offering and FS, Apollo and KHC shall vote their Voting Securities in favor of such amendment. In the event the managing underwriter for the Initial Public Offering advises that amendment of this Agreement is advisable in connection with the Initial Public Offering, or amendment is necessary to comply with law or the rules and regulations of a stock exchange or stock market, FS, Apollo and KHC agree to cooperate in good faith to so amend this Agreement (and the Company's Certificate of Incorporation and Bylaws (including voting their Voting Securities in favor of such amendment, if necessary). FS, Apollo and KHC agree that if KMS is to make a Public Offering of its equity securities, they will first negotiate appropriate revisions and amendments to this Agreement to ensure that their respective rights and obligations are preserved to the fullest extent possible.

     6.3   Assignability; Termination.  With regard to FS, its right to
           --------------------------
designate members of the Board of Directors pursuant to Section 6.1 shall not be assigned or otherwise transferred to a transferee unless FS shall have transferred all of its Securities to the transferee. KHC may not assign its right to nominate a director. With the consent of FS (which consent may be withheld in the sole and absolute discretion of FS), Apollo may assign its right to have one candidate nominated by Apollo elected to the Board to a purchaser of more than 50% of Apollo's Initial Shares. Apollo or KHC, as the case may be, shall no longer have the right to nominate and elect any member of the Board of Directors pursuant to the first two sentences of Section 6.1 in the event the ownership by Apollo or KHC, as the case may be, of shares of Voting Securities falls below 6% of the total outstanding shares of Voting Securities.


SECTION 7. APPROVAL RIGHTS.

     7.1   Approval Rights.  The Company shall not take (and shall cause KMS not
           ---------------
to take) any of the following actions without the affirmative vote or written consent of at least one of the nominees to the Company's Board of Directors nominated by FS pursuant to the terms of Section 6 above:

          (a) appointment or removal of the chief executive officer of the Company or KMS;

          (b) the issuance or sale by the Company of any Securities where any such issuance or sale would result in any Person owning greater than 10% of the Voting Securities of the Company or the issuance or sale by the Company of any Voting Securities to any Person which owns greater than 10% of the Voting Securities, except that this clause (b) shall not apply to any issuance or sale to any financing source for the Company or any Subsidiary of the Company (or any assignee of the rights to acquire such additional Securities held by any such financing source) other than FS (or a Specified Affiliate of FS) or KHC (or a Specified Affiliate of KHC);

          (c) any consolidation, combination or merger of the Company or any Subsidiary with or into any other Person, which consolidation, combination or merger has a fair market value in excess of $3.0 million;

          (d) the sale, assignment, transfer or lease of any assets of the Company or any Subsidiary with a fair market value in excess of $1.0 million other than in the ordinary course of business;

          (e) the purchase or other acquisition by the Company or any Subsidiary of assets with a fair market value in excess of $3.0 million other than in the ordinary course of business;

          (f) the entering into, terminating or modifying any contract where such contract (in the case of an entry into, or termination of such contract), or a modification to an existing contract, has a value in excess of $3.0 million except for any such action taken in the ordinary course of business;

          (g) the involvement by the Company or any Subsidiary in any line of business other than the line of business currently conducted by KMS and its Subsidiaries, as such business may evolve in the ordinary course from time to time;

          (h) any transaction with any Stockholder or any Specified Affiliate of any Stockholder other than transactions that are at least as favorable to the Company as could have been obtained upon an arms-length basis with a Person who is not a Stockholder or a Specified Affiliate of a Stockholder (as determined in the good faith judgment of the Board);

          (i) the declaration of any dividends, provided, however, that no affirmative vote or written consent of any of the nominees to the Company's Board of Directors nominated by FS shall be required to approve any dividends in additional shares of Common Stock;

          (j)  the liquidation or dissolution of the Company or any Subsidiary;

          (k)  the voluntary bankruptcy of the Company or any Subsidiary;

          (l) the appointment or removal of the independent certified public accountants of the Company or any Subsidiary;

          (m) subject to Section 6.3, the amendment of the Company's Certificate of Incorporation or Bylaws in a manner that would disproportionately affect in an adverse manner the rights of FS in relation to the other Stockholders provided that no affirmative vote or written consent of any nominees to the Company's Board of Directors designated by FS shall be required to approve any amendment that affects all holders of Company Common Stock in the same manner;

          (n) the repurchase or redemption of any securities of the Company other than securities which by their terms are required to be repurchased or redeemed), except for repurchases or redemptions of Securities issued to employees, consultants or independent members of the Board of the Company or any Subsidiary of the Company pursuant to any employee benefit plan, arrangement or agreement approved by the Board;

          (o) any significant change in the tax or accounting policies or principles of the Company or any Subsidiary, except as required by or resulting from a change in generally accepted accounting principles or law;

          (p)  the establishment of any committee of the Board.

     The Company may not take (and shall cause KMS not to take) any of the following actions without the affirmative vote or written consent of the nominee to the Company's Board of Directors designated by Apollo, if any, pursuant to the terms of Section 6 above: (i) the actions described in Section 7.1(k) above, (ii) the amendment of the Company's Certificate of Incorporation or Bylaws in a manner that would disproportionately affect in an adverse manner the rights of Apollo in relation to FS and KHC, provided that no affirmative vote or written consent of the nominee to the Company's Board of Directors designated by Apollo shall be required to approve any amendment that affects all holders of Company Common Stock in the same manner, (iii) except for any transaction contemplated by this Agreement or identified on Schedule 7.1A, any transaction with KHC, or any Specified Affiliate of KHC or any Related Person of KHC or any Specified Affiliate of KHC and (iv) any transaction with FS or any Specified Affiliate of FS or any Related Person of FS or any Specified Affiliate of FS that are described on Schedule 7.1B.

     7.2   Termination.  The approval rights of FS provided for in Section 7.1
           -----------
above shall terminate upon the later of (i) consummation of an Initial Public Offering, or (ii) November 23, 1997. The approval rights provided for in
Section 7.1 above shall terminate as to Apollo upon consummation of an Initial Public Offering. In addition, with respect to FS or Apollo, such approval rights shall also terminate upon the earlier to occur of (i) the date FS or Apollo, as applicable, transfers that number of shares of Voting Securities held by FS or Apollo, respectively, as is equal to 50% of the Initial Shares held by FS or Apollo or (ii) the date the number of shares of Voting Securities held by FS constitutes less than 24% of the total number of outstanding shares of Voting Securities, or with respect to Apollo, the date the number of shares of Voting Securities held by Apollo constitutes less than 6% of the total number of outstanding shares of Voting Securities.

     7.3   Non-Assignability.  The rights granted under Section 7.1 shall not be
           -----------------
assigned or otherwise transferred to any transferee.

     7.4   Specified Board Approvals.  If the nominees to the Company's Board of
           -------------------------
Directors elected by FS approve (i) any consolidation, combination or merger of the Company or any Subsidiary with or into any other Person under circumstances in which FS has the right to compel a sale of Securities held by the other Stockholders in accordance with Section 4.1, (ii) the sale, assignment, transfer or lease of any assets of the Company or any Subsidiary under circumstances in which FS has complied with its obligations under Sections 4 and 4.4 and Apollo has elected not to purchase the assets in the FS Notice prior to the Initial Public Offering or prior to or after the Initial Public Offering, the Securities and other debt or equity securities of the Company and KMS as provided in
Section 4.4, (iii) an Initial Public Offering, Apollo and KHC shall cause their nominees to the Board of Directors elected pursuant to Section 6.1, if any, to approve such transaction, provided that such obligation shall not apply with respect to a transaction described in clause (ii) if FS has lost its right to receive a KHC Notice pursuant to Section 5.5. If the nominee to the Company's Board of Directors designated by Apollo (or by a purchaser of more than 50% of Apollo's Initial Shares) desires to effectuate an Initial Public Offering after October 1, 2000, FS and KHC shall cause their nominees to the Board of Directors elected pursuant to Section 6.1, if any, to approve such transaction. If FS, in its sole and absolute discretion, has consented to the transfer of Apollo's right to nominate a director to a purchaser of more than 50% of Apollo's Initial Shares, the rights granted to Apollo with respect to an Initial Public Offering in this Section 7.4 may be exercised by such purchaser, as a stockholder of the Company, by notice to the Company's Board of Directors; and, upon receipt of such notice FS and KHC shall cause their nominees to the Board of Directors to approve such transaction. In the event that such right is exercised by Apollo or Apollo's purchaser, the Company shall select a nationally recognized underwriter (reasonably acceptable to Apollo or such purchaser, as the case may be) to effectuate such offering.

     7.5   Certificate of Incorporation.  The provisions of Section 6 and
           ----------------------------
Section 7 shall be included in the Company's Certificate of Incorporation. The parties agree to cause to be filed within 30 days after the date hereof, an amendment to the Company's Certificate of Incorporation to include the provisions of Section 6 and Section 7.


SECTION 8. RESTRICTIONS ON SALE OF SECURITIES; REGISTRATION IN INITIAL PUBLIC
           OFFERING

     8.1   Restrictions on Transfer Generally.
           ----------------------------------

          (a) Except as permitted by sub-section (b) below, and subject to Sections 8.2, 8.3 and 8.4, no Stockholder shall sell, assign, transfer, hypothecate, encumber or otherwise dispose of any Securities, or any right, title or interest therein, except (i) in compliance with the Securities Act and all applicable state securities laws and (ii) for sales of Securities expressly permitted by and in compliance with this Agreement. Any attempt to sell, assign, transfer, hypothecate, encumber or otherwise dispose of any Securities not in compliance with this Agreement shall be null and void, and the Company shall not give effect to any such attempted transaction or transfer. Any Securities transferred pursuant to the terms and requirements of this Agreement shall be transferred free and clear of all mortgages, liens, pledges, charges and security interests or encumbrances, or any obligations or liabilities in connection therewith. Except as otherwise provided herein, all transferees (other than a transferee in a Public Market Sale) will be bound by this Agreement in the same manner and to the same extent as the transferor.

          (b) Apollo may pledge any Securities held by it or any of its Controlled Affiliates to a commercial bank, insurance company or other financial institution ("Apollo Lender") in connection with an ordinary course of business borrowing which includes the pledge of a material amount of other securities held by Apollo or its Controlled Affiliates. Prior to any initiation of any public or private sale or other proceedings or actions to enforce its security interest in any Securities pledged to such Apollo Lender, Apollo Lender and Apollo shall fully comply with Section 4.2 of this Agreement, including, without limitation, with the provisions of Section 4.2(d) with Apollo Lender subject to all obligations of Apollo under such Section. If an Apollo Lender or a Person other than FS purchases such Securities upon enforcement of Apollo Lender's security interest, such Person shall be bound by the Stockholders Agreement to the extent Apollo is so bound as if such Person had executed the Stockholders Agreement, including, without limitation (x) the obligation to provide FS with a right of first offer with respect to the sale of any such Securities as required under Section 4.2 and (y) the obligation to comply with the "drag-along" obligations pursuant to Sections 4.1 of this Agreement. If requested by FS or the Company, such Apollo Lender or

Person shall execute a written instrument in form and substance reasonably satisfactory to FS and the Company, assuming Apollo's obligations under this Agreement. The Apollo Lender and each such Person further must agree that at such time as it may hold any Initial Shares or Securities, it shall not be entitled to any of the rights granted to Apollo under Sections 2, 3, 4, 5, 6 and 7 of this Agreement, notwithstanding any other provision of this Agreement which might provide otherwise. In addition, each Apollo Lender and each such Person must agree that, prior to the transfer of any Initial Shares or Securities to the Apollo Lender or such Person, upon enforcement of Apollo Lender's security interest, Apollo Lender and such Person shall deliver to FS an opinion from counsel reasonably satisfactory to FS, in a form which is reasonably satisfactory to counsel for FS, to the effect that the terms of this Agreement, as modified in this Section 8.1(b) with respect to Apollo lender or such Person, are binding and enforceable obligations (subject to customary exceptions) of Apollo Lender or such Person. When and if such pledge is granted, Apollo represents and warrants to FS that this Section 8.1(b) will be a binding obligation of Apollo Lender enforceable against Apollo Lender in accordance with its terms, and does not violate or contravene the terms of the Apollo's Lender's pledge agreement. Within forty-five days of the date hereof, Apollo shall cause its counsel to provide a legal opinion, reasonably satisfactory to FS, to the effect that this Section 8.1(b) is a binding obligation of the Apollo Lender enforceable against the Apollo Lender in accordance with its terms (subject to customary exceptions), and does not contravene or violate the pledge agreement of the Apollo Lender. If Apollo is unable to have such opinion rendered within the forty-five day period, Apollo shall have such pledge released until such opinion can be given. Each subsequent Apollo Lender shall agree to be bound by the terms of this Section 8.1(b). A sale of Apollo Initial Shares upon enforcement of Apollo Lender's security interest will be considered a sale of Apollo Initial Shares for purposes of this Agreement. If FS purchases any such Initial Shares pursuant to any enforcement of Apollo Lender's security interest, such Initial Shares in the hands of FS shall be considered Initial Shares and entitled to the same rights and obligations as other Initial Shares in the hands of FS.

     8.2   Restrictions on Sale of Initial Shares.  KHC shall not sell any of
           --------------------------------------
its Initial Shares prior to the Permitted Sale Date without the prior written consent of FS. The foregoing provisions of this Section 8.2 shall not be applicable to any transfer of Securities which are transferred to a Specified Affiliate without consideration therefor and not for estate planning purposes, except as provided in this Section 8.2 (except consideration may be received with respect to the Outstanding Options); provided, however, that such Specified Affiliate executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as the transferring Stockholder. Any other provision of this Agreement notwithstanding, FS may distribute its Initial Shares to its general and limited partners and KHC may distribute its Initial Shares to The Koll Company Stock Trust, the sole stockholder of TKC (the "Trust"), and to devisees or legatees of the trustees of the Trust, after the Initial Public Offering, provided that such distributees execute a written undertaking to be and become bound by this Agreement in the same manner and to the same extent as the transferring Stockholder.

     8.3   Apollo Transfer.  Section 8.1 notwithstanding, KHC may pledge (and
           ---------------
such pledge shall not be deemed a disposition of Initial Shares for any purpose under the Agreement) its Initial Shares to Apollo, and KHC may transfer its Initial Shares to Apollo pursuant to the terms of the Stock Purchase Agreement, the Escrow and Security Agreement and upon the enforcement of Apollo's rights under the Pledge Agreement.

     8.4   Safeco Pledge Agreement.  In Section 4.1 of that certain Pledge
           -----------------------
Agreement dated November 13, 1995 (the "Safeco Pledge Agreement") by and among TKC, KHC, Safeco Insurance Company of America ("Safeco") and Raymond E. Wirta ("Wirta"), Safeco agreed to be bound by the following obligations (formerly included in clause (i) of the first sentence of this Section 8.4 (formerly
Section 9.4)): (x) the obligation to sell such Initial Shares in connection with the sale of an FS Offered Asset pursuant to the provisions of Section 4.1 (formerly 4.6) of this Agreement and (y) the obligation to provide FS and Apollo with a right of first offer with respect to the sale of any Initial Shares as required under Section 5 of this Agreement. These provisions are included to avoid confusion under the Safeco Pledge Agreement. The parties also note that the references in Section 4.1 of the Safeco Pledge Agreement to "Section 4.6 of the Stockholders Agreement" and to "Sections 2, 3, 4, 5, 6, 7 and 8" refer to
Section 4.1 and Section 2, 3, 4, 5, 6 and 7 of this Agreement.

     8.5   Restrictions on Transfer of KHC Capital Stock.  TKC agrees not to (i)
           ---------------------------------------------
sell, assign, transfer, hypothecate, pledge, encumber or otherwise dispose of any capital stock of KHC, or (ii) issue any capital stock or other ownership interests in KHC, while any rights granted to KHC or any obligations of KHC hereunder remain in force and effect. TKC will ensure that KHC complies with its obligations hereunder and agrees to take all actions necessary to cause KHC to comply with all of KHC's obligations under this Agreement, including, without limitation, the voting of all KHC shares in a manner which will ensure that KHC complies with its obligations hereunder. KHC shall have only one class of capital stock.

     8.6   Restrictions on Transfer of TKC Capital Stock.  The Trust agrees that
           ---------------------------------------------
it will not sell, assign, transfer, hypothecate, encumber or otherwise dispose of TKC voting stock or permit TKC to issue voting stock if the result of such action causes or might cause the Trust or devisees or legatees of the trustees of the Trust (together, with the Trust, the "Trust Group") to beneficially own, control and retain full voting rights with respect to less than 50% of the securities which possess general voting power to elect members of the Board of Directors of TKC, unless prior to any such action, all Securities and other debt and equity securities of the Company then held by TKC are transferred to KHC, and all right, title and interest in and to the shares of KHC are transferred to the Trust and/or members of the Trust Group and the Trust and/or such members deliver an undertaking or undertakings in the form and substance reasonably satisfactory to FS to be bound by this Agreement to the same extent as TKC is so bound as if the Trust had executed this Agreement, and containing such other terms and conditions as may be reasonably required by FS in connection therewith.

     8.7   Registration in Initial Public Offering; Registration Rights.  Except
           ------------------------------------------------------------
as set forth in Apollo's Registration Rights Agreement, neither FS, Apollo nor KHC may include Voting Securities in the registration statement for the Initial Public Offering or in a registration statement for a Public Offering filed within two years of completion of an Initial Public Offering unless KHC (and the Optionees, with respect to the Outstanding Options), Apollo, and FS, as the case may be, are given an opportunity to include in such registration (on a proportionate basis, based on the number of Voting Securities held by FS, Apollo, KHC and the Optionees, assuming exercise of such Outstanding Options) Voting Securities at the same price and on the same terms as the sale by KHC, Apollo or FS, as the case may be. This Section 9.7 shall not apply to a registration statement filed pursuant to a demand registration requested by FS, Apollo or KHC, as the case may be, pursuant to the registration rights agreements (the "Registration Agreements") by and between the Company and each of FS, Apollo and KHC as in effect on the date hereof.

     The Company will, upon any registration rights agreement hereafter becoming effective (other than the Registration Agreements), extend to FS and Apollo registration rights no less favorable than those accruing to any stockholder under such new registration rights agreement, it being the intention of the parties hereto for the Company to extend to each of FS and Apollo "most favored nations" treatment with respect to any registration rights that are granted by the Company.

     8.8   FS Right of First Refusal upon Foreclosure under Pledge Agreement.
           -----------------------------------------------------------------
Apollo agrees that prior to initiation of any public or private sale or other proceedings or actions to enforce its security interest in the KHC Initial Shares pledged to Apollo under the Pledge Agreement, it will provide ten (10) days prior written notice to FS. At any such public or private sale (including any sale of which Apollo purchases any such Initial Shares) or other proceeding at which Initial Shares are sold or transferred, pursuant to the Pledge Agreement, FS shall have a right of first refusal to purchase all or any part of such Initial Shares at the same price and subject to the same terms and conditions at which Apollo or any other Person is purchasing such Initial Shares, provided that FS shall have fifteen (15) business days after the date of such sale or transfer to pay the purchase price therefor. If FS purchases any such Initial Shares held by KHC they shall be considered to be "Initial Shares" of FS for purposes of this Agreement and if Apollo purchases any such Initial Shares held by KHC they shall be considered to be "Initial Shares" of Apollo for purposes of this Agreement, and such Initial Shares in the hands of FS or Apollo, as the case may be, shall be entitled to the same rights and subject to the same obligations as the Initial Shares held by FS or Apollo prior to such purchase. If a Person other than FS or Apollo purchases such Initial Shares upon enforcement of the security interest granted under the Pledge Agreement, such Person shall be bound by this Agreement to the extent KHC is so bound as if such Person had executed this Agreement, including, without limitation, the obligations described in clause (x) and (y) of clause (i) of the first sentence of Section 8.4. If requested by FS, Apollo or the Company, such Person shall execute a written instrument in form and substance reasonably satisfactory to FS, Apollo or the Company, as the case may be, assuming KHC's obligations under this Agreement. Each such Person further must agree that at such time as it may hold any Initial Shares, it shall not be entitled to any of the rights granted to KHC or Apollo under Sections 2, 3, 4, 5, 6, and 7 of this Agreement. In addition, prior to the transfer of any Initial Shares to such Person upon enforcement of Apollo's security interest in the Initial Shares, Apollo and such Person shall deliver to FS an opinion (subject to customary exceptions) from counsel reasonably satisfactory to FS, in a form which is reasonably satisfactory to counsel to FS, to the effect that the terms of this Agreement, as modified by this Section 8.8 with respect to such Person, are binding and enforceable obligations of such Person. Apollo and KHC represent and warrant to FS that the Pledge Agreement is consistent with this Section 8.8 and that the provisions of this Section 8.8 are binding obligations of KHC and Apollo enforceable against KHC and Apollo in accordance with their terms. If FS exercises its right of first refusal in this
Section 8.8, or if Apollo or any other Person owns Initial Shares pursuant to the Pledge Agreement, the Initial Shares so transferred will be considered to be a sale or transfer by KHC of Initial Shares for all purposes of this Agreement. The Pledge Agreement shall confer no voting rights on Apollo with respect to the pledged Initial Shares and shall provide that Apollo will release and terminate its pledge and all associated liens and encumbrances on pledged Initial Shares in the event FS has the right to, and compels a sale of such Securities in accordance with Section 4.1 and shall further provide that Apollo shall ensure that a Person who purchases Initial Shares under the Pledge Agreement agrees to be bound by this Agreement.

     8.9   Option to Purchase Additional Common Stock.  TKC and KHC agree to use
           ------------------------------------------
their reasonable efforts to cause the termination of the Safeco Pledge Agreement on or prior to the scheduled termination date of November 13, 1996 (the "Termination Date"). KHC hereby grants to FS and Apollo an option (the "Option") to purchase shares of Company common stock beneficially owned by KHC, provided that this Section 8.9 shall not apply with respect to 100,800 shares subject to the options of William S. Rothe ("Rothe"). The Option only may be exercised if the Safeco Pledge Agreement has not been terminated by the Termination Date. The Option shall terminate 60 days from the later of (i) the Termination Date or (ii) the date upon which the interest of Apollo in the Option Shares or any shares of KHC held in escrow is terminated. The exercise price for each share underlying the Option shall be $14.00, except as provided below. Proceeds from the sale of any shares sold pursuant to this Section 8.9 shall be used to terminate the Safeco Pledge Agreement. The Option shall be exercisable first as to any shares of Company common stock which are not Option Shares (as defined in the FS Stock Purchase Agreement) ("Non-Option Shares") and then only as to that number of Non-Option Shares which are sufficient to cause the termination of the Safeco Pledge Agreement. However, if the purchase price of the Non-Option Shares is not sufficient to cause Safeco to terminate the Safeco Pledge Agreement, the Option shall be further exercisable up to that number of Option Shares from KHC which are subject to the option held by Wirta for a purchase price sufficient to cause Safeco to terminate the Safeco Pledge Agreement, with the exercise price for the Option Shares being equal to $4.53 per share, but with the Option Shares still being subject to the option of Wirta. If the aggregate proceeds received by KHC are still insufficient to cause Safeco to terminate the Safeco Pledge Agreement, FS and Apollo shall purchase from KHC as many of the remainder rights to the Option Shares subject to the options of Wirta (but not the options of Rothe) as necessary to cause Safeco to terminate the Safeco Pledge Agreement by paying KHC $9.47 per share, in which case any such Option Shares to which the remainder rights have been purchased by FS and Apollo shall no longer be subject to the option of Wirta, provided the options of Rothe shall remain unaffected. FS and Apollo shall be entitled to purchase any additional shares under this
Section 8.9 pro rata based upon the number of shares of Company common stock purchased under the Stock Purchase Agreements.


SECTION 9. MISCELLANEOUS

     9.1   Stockholders' Commitment.  The Stockholders shall exercise, or cause
           ------------------------
to be exercised, voting rights with respect to Voting Securities held or beneficially owned by them in a manner so that, and shall otherwise take any necessary actions in order that, the covenants and understandings of the parties set forth in this Agreement shall be implemented.

     9.2   Injunctive Relief.  It is acknowledged that it will be impossible to
           -----------------
measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations imposed herein on them and that, in the event of any such failure, an aggrieved party hereto will be irreparably damaged and will not have an adequate remedy at law. In addition to being entitled to exercise all rights granted by law, any such party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     9.3   Severability.  In case any provision of this Agreement shall be held
           ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or thereof will not in any way be effected or impaired thereby.

     9.4   Governing Law.  This Agreement shall be governed by, and construed
           -------------
and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

     9.5   Entire Agreement.  This Agreement and the representations and
           ----------------
warranties with respect to this Agreement contained in that certain Stock Subscription Agreement dated as of November 23, 1994, among FS, KHC and the Company, together with the Registration Agreements, the Agreement, dated May 25, 1994, among FS, KHC, TKC and the Optionees and the Exchange Agreement, dated July 26, 1994, among the Company, FS, KHC and TKC, the Apollo Stock Purchase Agreement, the Safeco Pledge Agreement and the Stock Purchase Agreement constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede any and all prior agreements, whether written or oral, relating hereto.

     9.6   Amendments and Waivers.  Any amendment of this Agreement or waiver of
           ----------------------
compliance with any provisions hereof shall be in writing and shall require the written approval of FS and KHC, provided, that no amendment that would disproportionately affect in a material and adverse manner the rights of any Stockholder who owns more than 5% of the outstanding Voting Securities shall be made without the approval of such stockholder, provided, further, that such stockholder shall have no separate approval right if the amendment affects all Stockholders in the same manner. Any such amendment or waiver so approved in writing shall be binding upon all of the parties hereto and their respective successors and permitted assigns.

     9.7   Successors and Assigns.  This Agreement shall be binding on the
           ----------------------
parties hereto and their respective permitted successors and permitted assigns.

     9.8   Further Assurances.  Each party hereto agrees to perform any further
           ------------------
acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement and to make appropriate changes to the procedures set forth herein to implement such rights to the extent necessary to conform to the General Corporation Law of the State of Delaware or other applicable law. Each party hereto further agrees not to take any action violating the intent and purpose of this Agreement.

     9.9   Copy of Agreement.  A copy of this Agreement and all permitted
           -----------------
amendments hereto and waivers hereof shall be kept at the principal executive offices of the Company.

     9.10  Headings.  The Table of Contents hereto and the introductory headings
           --------
at the beginning of each Section and paragraph of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of this Agreement.

     9.11  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     9.12  Assignment.  Unless expressly permitted herein, this Agreement and
           ----------
the rights granted hereunder shall not be assignable.

     9.13  Notices.  All notices, requests and other communications hereunder
           -------
shall be in writing and, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery, and, if by facsimile transmission, shall be deemed to have been validly served, given or delivered upon transmission and confirmation of receipt thereof, in each case addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

     .     If to FS:
           --------

           FS Equity Partners III, L.P.
           FS Equity Partners International, L.P.
           c/o Freeman Spogli & Co. Incorporated
           11100 Santa Monica Boulevard, Suite 1900
           Los Angeles, California 90025
           Facsimile:  (310) 444-1870
           Attention:  William M. Wardlaw

     .     If to TKC or KHC:
           ----------------

           The Koll Holding Company
           4343 Von Karman Avenue
           Newport Beach, California 92660
           Facsimile:  (714) 250-4344
           Attention:  Raymond E. Wirta

     .     If to Apollo:
           ------------

           c/o Apollo Real Estate Advisors, L.P.
           1301 Avenue of the Americas
           38th Floor
           New York, New York  10019
           Attention:  W. Edward Scheetz and Ricardo Koenigsberger
           Telecopy:   (212) 261-4060

           and:

           c/o Apollo Real Estate Advisors, L.P.
           1999 Avenue of the Stars
           Suite 1900
           Los Angeles, California  90067
           Attention:  Michael D. Weiner, Esq.
           Telecopy:   (310) 201-4166

     .     If to the Company:
           -----------------

           KMS Holding Corporation
           c/o Freeman Spogli & Co. Incorporated
           11100 Santa Monica Boulevard, Suite 1900
           Los Angeles, California 90025
           Facsimile:  (310) 444-1870
           Attention:  William M. Wardlaw

     9.14  Legends on Certificates.  Any and all certificates now or hereafter
           -----------------------
issued evidencing the Securities governed by this Agreement shall have endorsed upon them a legend substantially as follows:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF MARCH 29, 1996, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF KMS HOLDING CORPORATION."

Such certificates shall also bear such legends and shall be subject to such restrictions on transfer as may be necessary to comply with all applicable federal and state securities laws and regulations. Certificates evidencing capital stock of KHC shall bear a legend reflecting the provisions of Section
8.5 of this Agreement.

     9.15  Disputes; Resolution.  In the event of any dispute among the parties
           --------------------
arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable expenses of the prevailing party, including, without limitation, reasonable attorneys' fees. The parties hereby agree that all actions or proceedings arising directly or indirectly hereunder shall be litigated or otherwise resolved in Southern California and hereby waive trial by jury, any objection based on forum non conveniens and any objection to venue of any action instituted hereunder.

     9.16  Effectiveness.  This Agreement shall become effective upon the
           -------------
termination or expiration of the waiting period under the HSR Act with respect to the purchase of and release from trust of a total of 751,790 shares purchased by FS under the FS Stock Purchase Agreement. Prior to the effectiveness of this Agreement, the Amended and Restated Stockholders Agreement dated as of October 18, 1995 shall remain in full force and effect.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                  "COMPANY"

                                  KMS HOLDING CORPORATION

                                    By: _______________________________________
                                        Name:    William M. Wardlaw
                                        Title:   Vice President and Secretary

     [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

                                  "FS"

                                  FS EQUITY PARTNERS III, L.P.

                                  By:  FS Capital Partners, L.P.,
                                         Its: General Partner

                                  By:  FS Holdings, Inc.
                                       Its: General Partner

                                       By:   __________________________________
                                             Name:  William M. Wardlaw
                                             Title: Vice President and Secretary


                                  FS EQUITY PARTNERS INTERNATIONAL, L.P.

                                  By:  FS&Co. International, L.P.,
                                       Its: General Partner

                                  By:  FS International Holdings Limited
                                       Its:  General Partner

                                       By:   ________________________________
                                             Name:    William M. Wardlaw
                                             Title:   Vice President

     [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

                                  "KHC"

                                  THE KOLL HOLDING COMPANY

                                  By: __________________________________________
                                      Its: _____________________________________



                                  "TKC"

                                  THE KOLL COMPANY

                                  By: __________________________________________
                                      Its: _____________________________________

     [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

         "APOLLO"

                        AP KMS PARTNERS, L.P.,

                        By: APGP KMS Partners, L.P.
                            its general partner

                            By:  AP KMS Acquisition Corporation,
                                 its general partner


                                 By:   ________________________________
                                       Name:    _____________________
                                       Title:   _____________________

     [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

    For purposes of Section 8.6:

                        DONALD M. KOLL


                        _________________________________________________
                        Donald M. Koll